UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 30, 2009

CHINA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-119034	98-0432681
(Commission File Number)	(IRS Employer Identification No.)

101 Convention Center Drive, Suite 700 Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Julianna Lu, BSc. MSc.
Chief Executive Officer

101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
(Address of principal executive offices) (Zip Code)
8E-C2, Global Trade Mansion, No.9A, GuangHua Road, Chaovang District,
Beijing PR China 100020
Issuer’s telephone Number: 86-10-6586-4790

Mailing Address
Suite 601 - 110 DaiYouBeiLi, HaiDian District, Beijing PR China 100091
Issuer’s telephone Number: 86-10-6586-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2009, China Holdings, Inc. and its’ controlled subsidiary: China Power, Inc. (together ( “ the Company”) have entered an amended agreement  that China Holdings Inc. has the exclusive 100%  rights to 100 Square KM (Kilometers) of Land for Real Estate Development in Inner Mongolia China.  The land for development is located within 5 kilometers of a city centre and will be developed with a master  plan according to international standards and developed in consultation with the government and international /domestic real estate groups.  The company believes there is potential for significant commercial, industrial, residential and recreational properties development. The Company expects to generate revenues from its development rights for the 100 Square KM (Kilometers) of Land /Real Estate Development in late 2009 or  2010.

As confirmed on November 26, 2008, China Holdings, Inc. and its’ controlled subsidiary: China Power, Inc. ( together ( “ the Company”) has already executed A Land Acquisition, Land Right & Ownership Agreement (“ the Agreement”) with local municipal government in Inner Mongolia, P.R. China to exclusively acquire a total of 400 Square KM of Industrial lands at a fixed price of 58,000 Yuan ( China Currency) Per Mu Lands ( 1 Mu = 667 Square Meters) with non-competition & non-solicit protections from the local government. The Agreement allows the Company to acquire all or part of the of  400 Square KM of Industrial lands in next four years exclusively. The Agreement also allows the Company to apply for partial Lands RE-ZONING into Residential Lands or/and Commercial Lands for further Lands Development.

As confirmed in September, 2008, China Holdings, Inc. and its controlled subsidiary, China Power Inc. have secured exclusive rights/agreements with local government in Inner Mongolia China to exclusively develop and construct Wind Power Plants to generate 2,000 MW (“Megawatts”) of electricity on a total 300 Square KM land with non-competition & non-solicit protections from the local government. China Power Inc. expects to break ground in 2009 for the initial 300 MW of wind power, to be completed within 24 months approximately.  Under the China Renewable Energy Laws and Registrations, the China State Power Grid has guaranteed to purchase 100% of the power generated by China Power, Inc.’s Wind Power Plants (2,000 MW) at 0.55 Yuan per kilowatt hour or approximately $0.08 per kilowatt hour, with a 4% increase annually for 25 years with additional guaranteed extension terms.

China Holdings, Inc. and its’ controlled subsidiary: China Power, Inc.  have  increased the commitment to develop and maximize all the stockholders’ value on a long-terms basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA HOLDINGS, INC.

Date: January 30, 2009	By:	/s/ julianna lu
Chief Executive Officer
Chairperson of Board Directors